Exhibit 99.1

Altra Reports Third Quarter 2021 Results

Demand and Fundamentals Remain Strong as Company Navigates Current Macro-Environment

Reduces Debt by $70 Million on Strong Operating Cash Flow

Revises 2021 Guidance

BRAINTREE, Mass., October 22, 2021 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the third quarter ended September 30, 2021.

Q3 2021 Financial Highlights

	Q3 2021	Q3 2020	YOY Change
Net sales	$469.3M	$437.8M	7.2%

•  Q3 2021 Organic Sales Growth was 5.8% for the combined business compared with the third quarter of 2020.*

•  Q3 2021 Power Transmission Technologies (PTT) segment Organic Sales were up 16.0%; Automation & Specialty (A&S) segment Organic Sales were down 2.6% compared with the prior year.*

•  Q3 2021 North America Organic Sales up 12.4%, Europe up 11.5% and Asia-Pacific/Rest of World down 15.3% compared with the prior year.*

GAAP Net Income	$35.4M	$38.3M	(7.6%)
Non-GAAP Net Income*	$52.3M	$56.5M	(7.4%)
Earnings per diluted share	$0.54	$0.59	(8.5%)
Non-GAAP Earnings per diluted share*	$0.80	$0.87	(8.0%)
Non-GAAP Adjusted EBITDA*	$97.0M	$101.8M	(4.7%)
Non-GAAP Adjusted EBITDA Margin*	20.7%	23.3%	(260 bps)
Operating Income Margin	13.2%	14.9%	(170 bps)
Non-GAAP Operating Income Margin*	17.2%	19.6%	(240 bps)
Cash Flow from Operations	$70.0M	$88.1M	(20.5%)
Non-GAAP Adjusted Free Cash Flow*	$61.9M	$81.1M	(23.7%)
Quarter-End Leverage (Net Debt to Non-GAAP Adjusted EBITDA on unaudited proforma basis*)	2.7X	3.5X

New Board Appointment and CFO Transition

As announced in a separate press release issued October 19, 2021, Altra has further expanded its Board of Directors with the appointment of La Vonda Williams. As a result, Altra’s Board now consists of eight members, seven of whom are independent and three of whom are women.

Additionally, as announced in a separate press release issued today, Chief Financial Officer Christian Storch will retire effective January 31, 2022, and Altra’s Vice President of Finance, Corporate Controller and Treasurer, Todd Patriacca, will succeed him as CFO.

Additional details can be found in the News section of Altra’s Investor Relations website at https://ir.altramotion.com/news.

Management Comments

“The Altra team delivered a great quarter in spite of the supply chain and inflation pressures we faced,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “Both sales and margins were above pre-COVID Q3 2019 levels and cash flow was excellent, enabling us to pay down an additional $70 million of debt in the quarter."

“The incoming order rate continued to be robust as the demand environment remains exceptionally strong. However, the top line was constrained by supply chain and labor shortages. We ended the quarter with a book-to-bill ratio of 120% and built very strong backlog levels – approximately 150% of typical levels – setting us up for future top line growth once the supply chain and labor issues improve. We are also very pleased with the margins as our pricing initiatives helped to offset the material, logistics and labor cost we experienced in the quarter."

Business Outlook

“Looking ahead to the fourth quarter, while broad-based industrial demand and order rates are expected to remain strong, the supply chain challenges playing out globally are expected to continue to impact our results and we are adjusting our 2021 guidance accordingly. That said, we are very confident that the long-term fundamentals of our business are solid and remain committed to advancing our strategic growth priorities to position Altra as a resilient premier industrial company for the long-term,” concluded Christenson.

Altra is revising its 2021 guidance as follows:

•
Full-year 2021 sales in the range of $1,880 million to $1,900 million, down from $1,890 million to $1,920 million
•
GAAP diluted EPS in the range of $2.22 to $2.31, down from $2.28 to $2.41
•
Non-GAAP diluted EPS in the range of $3.25 to $3.35*, down from $3.30 to $3.46*
•
Non-GAAP adjusted EBITDA in the range of $390.0 million to $400.0 million*, down from $395.0 million to $405.0 million*
•
Tax rate for the full year of approximately 20.0% to 22.0% before discrete items (no change)
•
Capital expenditures in the range of $40 million to $45 million, down from $50 million to $55 million
•
Depreciation and amortization in the range of $122.0 million to $124.0 million (no change)
•
Non-GAAP free cash flow in the range of $200.0 to $225.0 million*, down from $210 million to $235 million*

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2021	2020	2021	2020
Net income/(loss)	$35.4	$38.3	$115.4	$(56.7)

Restructuring costs	$0.7	$2.4	$2.4	$5.5
Acquisition related stock compensation expense	0.2	0.4	0.7	1.4
Acquisition related amortization expense	17.6	17.5	52.9	52.3
Non-cash amortization of interest rate swap expense	2.9	3.4	9.0	5.6
Impairment of intangible assets - trademarks	—	—	—	8.4
Cross currency interest rate swap settlement fee	—	—	—	0.9
Acquisition related expenses	0.3	—	0.7	—
Automation and Specialty acquisition purchase price adjustment	—	(0.8)	—	(0.8)
Tax impact of above adjustments	(4.8)	(4.7)	(13.8)	(15.6)
2019 tax benefit due to income tax rate change	—	—	—	(2.8)
Impairment of intangible assets - goodwill	—	—	—	139.1
Non-GAAP net income*	$52.3	$56.5	$167.3	$137.3
Non-GAAP diluted earnings per share*	$0.80	$0.87	$2.55	$2.12

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$70.0	$88.1	$170.1	$161.8
Purchase of property, plant and equipment	(8.1)	(7.0)	(25.6)	(24.3)
Non-GAAP Free Cash Flow*	61.9	81.1	144.5	137.5
Payment for interest rate swap settlement	—	—	—	34.7
Non-GAAP Adjusted Free Cash Flow*	$61.9	$81.1	$144.5	$172.2

*Reconciliation of Net Debt:

	September 30, 2021	December 31, 2020
Total gross debt	$1,322.0	$1,443.2
Cash and cash equivalents	(256.8)	(254.4)
Net Debt*	$1,065.2	$1,188.8

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended September 30, 2021		Quarter Ended September 30, 2021
Net sales	$469.3	Net sales growth	7.2%
Foreign currency translation	6.2	Foreign currency translation	1.4%
Organic Sales*	$463.1	Organic Sales Growth*	5.8%

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2021	2020	2021	2020
Income from operations	$61.8	$65.4	$192.4	$19.5
Income from operations as a percent of net sales	13.2%	14.9%	13.5%	1.5%
Restructuring costs	$0.7	$2.4	$2.4	$5.5
Acquisition related stock compensation expense	0.2	0.4	0.7	1.4
Acquisition related amortization expense	17.6	17.5	52.9	52.3
Acquisition related expenses	0.3	—	0.7	—
Impairment of goodwill and intangible asset	—	—	—	147.5
Non-GAAP income from operations*	$80.6	$85.7	$249.1	$226.2
Non-GAAP income from operations as a percent of net sales	17.2%	19.6%	17.4%	17.8%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin:

Selected Statement of Income Data
	Quarter Ended September 30, 2021			Quarter Ended September 30, 2020
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$469.3	$—	$469.3	$437.8	$—	$437.8
Cost of sales	299.4	—	299.4	273.7	—	273.7
Gross profit	169.9	—	169.9	164.1	—	164.1
Operating expenses
Selling, general & administrative expenses	91.9	18.1	73.8	82.5	17.9	64.6
Research and development expenses	15.5	—	15.5	13.8	—	13.8
Restructuring costs	0.7	0.7	—	2.4	2.4	—
Income from operations	$61.8	$18.8	$80.6	$65.4	$20.3	$85.7
GAAP and Non-GAAP income from operations as a percent of net sales	13.2%		17.2%	14.9%		19.6%

	Year to Date Ended September 30, 2021			Year to Date Ended September 30, 2020
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,430.0	$—	$1,430.0	$1,272.8	$—	$1,272.8
Cost of sales	912.5	—	912.5	812.3	—	812.3
Gross profit	517.5	—	517.5	460.5	—	460.5
Operating expenses
Selling, general & administrative expenses	275.2	54.3	220.9	245.4	53.7	191.7
Impairment of goodwill and intangible asset	—	—	—	147.5	147.5	—
Research and development expenses	47.5	—	47.5	42.6	—	42.6
Restructuring costs	2.4	2.4	—	5.5	5.5	—
Income from Operations	$192.4	$56.7	$249.1	$19.5	$206.7	$226.2
GAAP and Non-GAAP income from operations as a percent of net sales	13.5%		17.4%	1.5%		17.8%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended September 30,
	2021	2020
Net income	$35.4	$38.3

Asset impairment and other, net	0.2	(1.1)
Tax expense	10.2	9.4
Interest expense	16.1	18.0
Depreciation expense	13.0	14.9
Acquisition related expenses	0.3	—
Acquisition related amortization expense	17.6	17.5
Stock compensation expense	3.5	3.2
Restructuring costs	0.7	2.4
Automation and Specialty acquisition purchase price adjustment	—	(0.8)
Non-GAAP adjusted EBITDA*	$97.0	$101.8
Non-GAAP adjusted EBITDA as a percent of net sales	20.7%	23.3%

*Reconciliation of 2021 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2021 Net Income	Projected Fiscal Year 2021 Diluted EPS
Net income and diluted earnings per share	$145.1 - $151.1	$2.22 - $2.31
Restructuring costs	2.6 - 3.6
Acquisition related expenses	0.7 - 1.0
Acquisition related stock compensation expense	0.9
Acquisition related amortization expense	70.0 - 71.0
Non-cash amortization of interest rate swap expense	11.8
Tax impact of above adjustments (1) (2)	(18.5) - (19.9)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$212.6 - $219.5	$3.25 - $3.35
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.0% - 22.5% by the above items

*Reconciliation of 2021 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2021
Net income	$145.1 - $151.1
Acquisition related expenses	0.7 - 1.0
Asset impairment and other	(0.8)
Interest expense	65.2 - 66.2
Tax expense	40.9 - 40.6
Depreciation expense	52.0 - 53.0
Acquisition related amortization expense	70.0 - 71.0
Stock based compensation	14.3
Restructuring costs	2.6 - 3.6
Non-GAAP adjusted EBITDA*	$390.0 - $400.0

*Reconciliation of 2021 Non-GAAP Free Cash Flow Guidance:

Fiscal Year 2021
Net cash flows from operating activities	$240.0 - $270.0
Purchase of property, plant and equipment	(40.0) - (45.0)
Non-GAAP Free Cash Flow *	$200.0 - $225.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited third quarter 2021 financial results on Friday, October 22, 2021 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under Events and Presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on October 22, 2021 through midnight on November 5, 2021. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 1266155). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, power transmission, and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 48 production facilities in 16 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	September 30, 2021	December 31, 2020
Assets:	(Unaudited)
Current assets
Cash and cash equivalents	$256.8	$254.4
Trade receivables, net	251.7	240.8
Inventories	257.0	210.4
Income tax receivable	21.7	6.9
Prepaid expenses and other current assets	34.8	35.7
Total current assets	822.0	748.2
Property, plant and equipment, net	324.8	344.2
Goodwill, net	1,574.4	1,596.0
Intangible assets, net	1,389.0	1,459.6
Deferred income taxes	2.4	4.9
Other non-current assets	12.6	14.2
Operating lease right of use asset	36.0	41.0
Total assets	$4,161.2	$4,208.1

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$177.4	$163.6
Accrued payroll	78.8	76.2
Accruals and other current liabilities	84.9	73.0
Income tax payable	6.4	17.9
Current portion of long-term debt	16.8	16.6
Operating lease liabilities	12.7	13.3
Total current liabilities	377.0	360.6
Long-term debt, net of current portion	1,289.7	1,408.1
Deferred income taxes	354.1	359.6
Pension liabilities	32.6	35.4
Long-term taxes payable	2.7	3.6
Other long-term liabilities	11.6	14.3
Operating lease liabilities, net of current portion	25.1	29.8
Total stockholders' equity	2,068.4	1,996.7
Total liabilities, and stockholders' equity	$4,161.2	$4,208.1

Reconciliation to operating working capital:
Trade receivables, net	$251.7	$240.8
Inventories	257.0	210.4
Accounts payable	(177.4)	(163.6)
Non-GAAP operating working capital*	$331.3	$287.6

Consolidated Statements of Income Data:	Quarter Ended September 30,		Year to Date Ended September 30,
In millions of dollars	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$469.3	$437.8	$1,430.0	$1,272.8

Cost of sales	299.4		273.7		912.5		812.3
Gross profit	$169.9		$164.1		$517.5		$460.5
Gross profit as a percent of net sales	36.2%		37.5%		36.2%		36.2%
Selling, general & administrative expenses	91.9		82.5		275.2		245.4
Impairment of goodwill and intangible asset	—		—		—		147.5
Research and development expenses	15.5		13.8		47.5		42.6
Restructuring costs	0.7		2.4		2.4		5.5
Income from operations	$61.8		$65.4		$192.4		$19.5
Income from operations as a percent of net sales	13.2%		14.9%		13.5%		1.5%
Interest expense, net	16.1		18.0		49.5		54.2
Other non-operating (income)/expense, net	0.1		(0.3)		(3.1)		0.8
Income/(Loss) before income taxes	$45.6		$47.7		$146.0		$(35.5)
Provision for income taxes	10.2		9.4		30.6		21.2
Income tax rate	22.4%		19.7%		21.0%		-59.7%
Net income/(loss)	$35.4		$38.3		$115.4		$(56.7)

Weighted Average common shares outstanding:
Basic	64.9		64.6		64.8		64.6
Diluted	65.5		64.9		65.4		64.6
Net income/(loss) per share:
Basic	$0.55		$0.59		$1.78		$(0.88)
Diluted	$0.54		$0.59		$1.76		$(0.88)

Reconciliation of Non-GAAP Income from Operations:
Income from operations	$61.8		$65.4		$192.4		$19.5
Restructuring costs	0.7		2.4		2.4		5.5
Acquisition related stock compensation expense	0.2		0.4		0.7		1.4
Acquisition related amortization expense	17.6		17.5		52.9		52.3
Acquisition related expenses	0.3		—		0.7		—
Impairment of goodwill and intangible asset	—		—		—		147.5
Non-GAAP income from operations*	$80.6		$85.7		$249.1		$226.2
Non-GAAP income from operations as a percent of net sales*	17.2%		19.6%		17.4%		17.8%

Reconciliation of Non-GAAP Net Income:
Net income/(loss)	$35.4		$38.3		$115.4		$(56.7)
Restructuring costs	0.7		2.4		2.4		5.5
Acquisition related stock compensation expense	0.2		0.4		0.7		1.4
Acquisition related amortization expense	17.6		17.5		52.9		52.3
Non-cash amortization of interest rate swap expense	2.9		3.4		9.0		5.6
Impairment of intangible assets - trademarks	—		—		—		8.4
Cross currency interest rate swap settlement fee	—		—		—		0.9
Acquisition related expenses	0.3		—		0.7		—
Automation and Specialty acquisition purchase price adjustment	—		(0.8)		—		(0.8)
Tax impact of above adjustments	(4.8)	(1)	(4.7)	(2)	(13.8)	(3)	(15.6)	(4)
2019 tax benefit due to income tax rate change	—		—		—		(2.8)
Impairment of intangible assets - goodwill	—		—		—		139.1
Non-GAAP net income*	$52.3		$56.5		$167.3		$137.3
Non-GAAP diluted earnings per share*	$0.80		$0.87		$2.55		$2.12

(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.3% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 20.4% by the above items.
(3) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.0% by the above items.
(4) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.3% by the above items.

Cash flows from operating activities	Year to Date Ended September 30,
In millions of dollars	2021	2020

Net income/(loss)	$115.4	$(56.7)
Adjustments to reconcile net income/(loss) to net operating cash flows:
Depreciation	39.4	44.2
Amortization of intangible assets	52.9	52.3
Amortization of deferred financing costs	3.5	3.4
Gain on foreign currency, net	(0.0)	(1.2)
Accretion of debt discount	0.4	0.4
Non-cash amortization of interest rate swap expense	9.0	5.6
Impairment of goodwill and intangible asset	—	147.5
Payment for interest rate swap settlement	—	(34.7)
Gain on disposal and other	(0.6)	—
Stock-based compensation	11.0	10.3
Changes in assets and liabilities:
Trade receivables, net	(14.2)	7.9
Inventories	(50.2)	4.3
Accounts payable and accrued liabilities	32.7	(2.7)
Other current assets and liabilities	(26.2)	(23.2)
Other operating assets and liabilities	(3.0)	4.4
Net cash provided by operating activities	170.1	161.8
Cash flows from investing activities
Purchase of property, plant and equipment	(25.6)	(24.3)
Proceeds from sale of building	2.2	—
A&S acquisition purchase price adjustment	—	(1.9)
Proceeds from cross-currency interest rate swap settlement	—	56.2
Net cash (used in) provided by investing activities	(23.4)	30.0
Cash flows from financing activities
Borrowing under Revolving Credit Facility	—	100.0
Payments on Revolving Credit Facility	—	(100.0)
Payments on Term Loan Facility	(120.0)	(90.0)
Dividend payments	(13.1)	(24.9)
Net payments on financing leases, mortgages, and other obligations	(2.5)	(0.3)
Net proceeds/(payments) from China debt	2.1	(1.1)
Proceeds from issuance of common stock upon exercise of options	2.2	—
Shares surrendered for tax withholding	(5.5)	(3.9)
Net cash used in financing activities	(136.8)	(120.2)
Effect of exchange rate changes on cash and cash equivalents	(7.5)	(0.2)
Net change in cash and cash equivalents	2.4	71.4
Cash and cash equivalents at beginning of period	254.4	167.3
Cash and cash equivalents at end of period	$256.8	$238.7

Reconciliation to Non-GAAP Free Cash Flow:
Net cash flows from operating activities	$170.1	$161.8
Purchase of property, plant and equipment	(25.6)	(24.3)
Non-GAAP Free Cash Flow*	144.5	137.5
Payment for interest rate swap settlement	—	34.7
Non-GAAP Adjusted Free Cash Flow*	$144.5	$172.2

Selected Segment Data	Quarter Ended September 30,		Year to Date Ended September 30,
In millions of dollars	2021	2020	2021	2020
Net sales:
Power Transmission Technologies	$232.5	$197.7	$691.1	$610.7
Automation & Specialty	237.8	240.8	741.9	665.2
Inter-segment eliminations	(1.0)	(0.7)	(3.0)	(3.1)
Total	$469.3	$437.8	$1,430.0	$1,272.8

Income from operations:
Power Transmission Technologies	$36.5	$23.5	$97.9	$73.0
Automation & Specialty	30.6	44.6	109.4	(48.0)
Corporate	(4.6)	(0.3)	(12.5)	-
Restructuring costs	(0.7)	(2.4)	(2.4)	(5.5)
Total	$61.8	$65.4	$192.4	$19.5

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended September 30, 2021				Year to Date Ended September 30, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income/(loss) from operations:
Income/(loss) from operations	$36.1	$30.3	$(4.6)	$61.8	$96.5	$108.4	$(12.5)	$192.4
Restructuring costs	0.4	0.3	—	0.7	1.4	1.0	—	2.4
Acquisition related stock compensation expense	—	—	0.2	0.2	—	—	0.7	0.7
Acquisition related amortization expense	2.1	15.5	—	17.6	6.4	46.5	—	52.9
Acquisition related expenses	—	—	0.3	0.3	—	—	0.7	0.7
Total Non-GAAP income/(loss) from operations	$38.6	$46.1	$(4.1)	$80.6	$104.3	$155.9	$(11.1)	$249.1
Non-GAAP income from operations as a percentage of Segment net sales*	16.6%	19.4%		17.2%	15.1%	21.0%		17.4%

Selected Segment Data
In millions of dollars	Quarter Ended September 30, 2020				Year to Date Ended September 30, 2020
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income/(loss) from operations	$21.3	$44.4	$(0.3)	$65.4	$69.9	$(50.4)	$—	$19.5

Restructuring costs	2.2	0.2	—	2.4	3.1	2.4	—	5.5
Acquisition related stock compensation expense	—	—	0.4	0.4	—	—	1.4	1.4
Impairment of goodwill and intangible asset	—	—	—	—	—	147.5	—	147.5
Acquisition related amortization expense	2.1	15.4	—	17.5	6.6	45.7	—	52.3
Total Non-GAAP income from operations	$25.6	$60.0	$0.1	$85.7	$79.6	$145.2	$1.4	$226.2
Non-GAAP income from operations as a percentage of Segment net sales*	12.9%	24.9%		19.6%	13.0%	21.8%		17.8%

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, Non-GAAP Operating Income Margin, and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, and Non-GAAP Diluted Earnings Per Share Guidance exclude acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP Free Cash Flow is calculated by deducting purchases of property, plant and equipment.

Non-GAAP Adjusted Free Cash Flow

Non-GAAP Adjusted Free Cash Flow is calculated by adding back the payment for the interest rate swap settlement to Non-GAAP Free Cash Flow.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” statements regarding the COVID-19 pandemic and statements regarding management's expectations (a) for the upcoming quarters and fiscal year, (b) regarding the Company's ability to continue to reduce leverage, (c) the Company's ability to overcome supply chain and logistics challenges and impacts on the Company’s results, (d) expected levels of broad-based industrial demand and order rates, (e) anticipated adjustments to the Company’s 2021 guidance, (f) expectations regarding long-term fundamentals of the Company’s business and the Company’s commitment to advancing strategic growth and (g) the Company’s position as a resilient premier industrial company for the long-term.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our enterprise resource planning system, (23) risks associated with the A&S acquisition and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) swap counterparty credit risk, including interest rate swap contracts, cross-currency swap contracts and hedging arrangements, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the implementation and effect of Brexit and related negative developments in the European Union and elsewhere, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (36) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (37) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (38) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (39) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (40) changes in labor or employment laws, (41) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (42) unplanned repairs or equipment outages, (43) changes in the Company’s tax rates, including enactment of the Tax Cuts and Jobs Act of 2017, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (44) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (45) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com